(212) 326-8332


                                October 31, 1997


IDS Certificate Company
Attention:  Bruce A. Kohn
IDS Tower 10
Minneapolis, MN  55440-0010



                   Re: American Express Investors Certificates



Gentlemen:

         You have asked us to render our opinions to you concerning certain aspects and consequences of the acquisition and holding of an American Express Investors Certificate (a "Certificate") issued by IDS Certificate Company, a domestic corporation (the "Company"), to, and held by, an individual who is a nonresident alien individual as to the United States (an "NRA") under the Federal tax laws of the United States.

1.       Authorities Examined

         In rendering the opinions set forth below, in addition to the Documents (as such term is defined in Section 2 below), we have examined and relied upon provisions of the Internal Revenue Code of 1986, as amended (hereinafter "I.R.C." or the "Code"); final, temporary and proposed regulations (hereinafter "Treasury Regulations") promulgated under the Code by the U.S. Department of the Treasury; administrative pronouncements issued by the U.S. Internal Revenue Service; judicial decisions rendered by U.S. Federal courts of competent jurisdiction; and such other sources and authorities that we have deemed relevant in reaching the conclusions expressed herein.


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2.       Document Examined

         In rendering the opinions set forth below, in addition to the sources and authorities described above, we have examined and relied upon such instruments and other writings (which may have included, without limitation, materials existing exclusively in electronic or machine-readable form) that we have deemed relevant in reaching the conclusions expressed herein (hereinafter singly a "Document" and collectively the "Documents"), including without limitation the following:

     2.1. The Certificate of Officers of the Company, dated as of October 30, 1997, furnished to us by Bruce A. Kohn, Vice President and General Counsel of the Company, a copy of which is annexed hereto as Exhibit A.,

     2.2. Two versions of the April, 1997 prospectus issued to prospective purchasers of Certificates (collectively, "Prospectuses"), copies of which are annexed hereto as Exhibit B.


3.       Opinions

         Based upon the foregoing, and subject to the assumptions, exclusions and limitations set forth below, we are of the opinion that:

         (a) Interest paid on a Certificate to an NRA will constitute "portfolio interest", within the meaning of Section 871(h) of the Code, and will be exempt from the U.S. Federal withholding tax otherwise imposed by Section 1441 of the Code.

         (b) An NRA who dies while a holder of a Certificate will not be subject to the U.S. Federal estate tax with respect to the value of that Certificate, pursuant to Section 2105(b) of the Code.

         (c) An NRA who is the grantor of a trust that holds a Certificate will be treated as the holder of such Certificate for U.S. Federal tax purposes if such NRA has the exclusive power at all relevant times to revoke such trust and to thereupon revest absolutely in himself title to all property held by such trust.


4.       Assumptions

         In rendering the opinions set forth above, we have assumed (and we have made no independent investigation or inquiry whatsoever to confirm, and we expressly disclaim any intent, undertaking or obligation to make any such investigation or inquiry to confirm) that:

         4.1. Each of the Documents is a genuine original of such Document or a true copy or facsimile thereof, and any such true copy or facsimile correctly reflects the contents of the corresponding original.

         4.2. Each of the executed Documents has been duly authorized, executed and delivered by each party thereto.

         4.3. The signatures, seals, endorsements and initials on all executed Documents are genuine, and where any such signature, seal, endorsement or initials purport to have been affixed in a corporate, governmental, fiduciary or other representative capacity, the person who affixed such signature, seal, endorsement or initials to such Document or Documents had full power and authority to do so.

         4.4. The representations made to us by officers, employees and agents of the Company and its affiliates, whether orally or in writing, with respect to the subject matter of the opinions set forth above are true, correct and complete in all material respects as of the date they were made and at all times thereafter through and including the date hereof.

         4.5. The statements of fact contained in the Documents are true, correct and complete in all material respects as of the date they were made and at all times thereafter through and including the date hereof.

         4.6. Each Certificate constitutes and will constitute debt for all U.S. Federal tax purposes.

         4.7. No NRA owns (or is treated as owning under Section 871(h)(3)(C) of the Code) ten percent or more of the total combined voting power of all classes of stock of the Company entitled to vote.

         4.8. No NRA will be (or will be deemed to be) engaged in the conduct of a trade or business within the United States (within the meaning of Section 864 of the Code) at any time during which such NRA holds a Certificate.

         4.9. With respect to any given Certificate that is the subject of the opinions set forth above, the certification requirements described in Section 871(h)(2) (B)(ii) of the Code and Treasury Regulations promulgated thereunder have been and will be satisfied.

5.       Exclusions

         Anything in the foregoing to the contrary notwithstanding, we expressly decline to opine upon, and expressly disclaim any intent, undertaking or obligation to opine upon, and hereby expressly exclude from the scope of the opinions set forth above, the following matters:


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         5.1.     Any and all  matters  arising  under the laws of any State of the United States or the District of Columbia or any political subdivision thereof.

         5.2. Any and all matters arising under the laws of any country other than the United States. For this purpose, the dependencies, protectorates, territories and possessions of the United States shall be deemed to be countries other than the United States.


6.       Limitations

         6.1. The opinions set forth above are furnished only as to facts and circumstances existing at the date hereof and actually known or represented to us on such date. If any such facts and circumstances should change, or if a determination is made hereafter that any such facts or circumstances were untrue or inaccurate on such date, any such change or determination could adversely affect or render inapplicable the opinions set forth above.

         6.2. The opinions set forth above are furnished in express reliance on the assumptions set forth in Section 4 hereof. If a determination is made hereafter that any such assumption was untrue or inaccurate as of the date hereof, any such determination could adversely affect or render inapplicable the opinions set forth above.

         6.3. Each of the sources and authorities described in Section 1 hereof is subject to repeal, revocation or modification without notice, possibly with retroactive effect; any such repeal, revocation or modification could adversely affect or render inapplicable the opinions set forth above. The opinions set forth above apply only to the subject matter thereof as at the date hereof.

         6.4. The opinions set forth above are furnished solely for your benefit and may not be used, relied upon, referred to or quoted by any other person without our prior specific written consent thereto. There are no express or implied third-party beneficiaries in or of the opinions set forth above.

         6.5. The contents of Section 3 hereof, subject to and as modified by the remaining contents hereof, constitute the entirety of the opinions furnished by us to you with respect to the Prospectuses and subject matter thereof. From and after the date hereof, this original writing supersedes any and all (a) prior opinions furnished by us to you on the subject matter hereof, (b) prior drafts or versions hereof, and(c) prior or contemporaneous communications between ourselves and you relating to the subject matter hereof.

         6.6. This opinion may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.


         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement or an amendment thereof relating to the Certificates and the Prospectuses (or either of them), as well as to the references to us in the Prospectus Supplement dated October 31, 1997 to the Prospectuses or either of them.



                                            Very truly yours,



                                            Jones, Day, Reavis & Pogue

               Certificate of Officer of IDS Certificate Company


         The undersigned, being the Vice President and General Counsel of IDS Certificate Company (hereinafter the "Company"), for the express purpose of inducing Jones, Day, Reavis & Pogue to render its opinions of even date herewith in connection with the matters described therein, and on the understanding and with the intent that Jones, Day, Reavis & Pogue will rely hereon in rendering the said opinions, does hereby certify, on behalf of the Company, that the following representations of fact (which are not intended to be conclusions of law) are true, correct and complete in all material respects as of all relevant times through and including the effective date hereof:


     1. The undersigned is the duly appointed and serving Vice President and General Counsel of the Company on the date hereof.

     2.   The   undersigned   has  full   power  and   authority   to  make  the
          representations of fact contained herein for, in the name of and on behalf of the Company.

     3. The undersigned has information relating to the matters contained in the representations of fact set forth below by reason of (a) personal knowledge, (b) personal review of relevant documents, and (c) due inquiry of other officers and other persons having such personal knowledge or having made such personal review or due inquiry; and all such information so obtained by the undersigned is true, correct and complete in all material respects, and is adequate to confirm the truth, completeness and accuracy of the representations of fact contained herein.

     4. Each American Express Investors Certificate is issued by the Company (a "Certificate") is issued in registered form, within the meaning of
          Section  871(h)(2)(B)(i)  of the  Internal  Revenue  Code of 1986,  as
          amended (the "Code") and the Treasury Regulations promulgated thereunder.

     5. Whenever the interest rate payable with respect to a Certificate is reset by the Company by reason of a renewal or extension thereof, such new interest rate is not determined in whole or in part by reference to (a) any receipts, sales, cash flows, income, profits, gains of the Company or of any person related to the Company (within the meaning of Section 871(h)(4)(B) of the Code); (b) any change in value of any property of the Company or of any such related person; or (c) any dividend, partnership distribution or similar payment made by the Company or by any such related party.

         IN WITNESS WHEREOF, the undersigned has executed this certificate for, on behalf of and in the name of the Company as of the effective date hereof set forth below.




                                              Bruce A. Kohn
                                              Vice President and General Counsel
                                              IDS Certificate Company

October 30, 1997